Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-162185) of EPL Oil & Gas, Inc. of our reports dated March 30, 2012 and March 31, 2011 relating to the financial statements of Hilcorp Energy GOM, LLC, which appear in the Current Report on Form 8-K of EPL Oil & Gas, Inc. filed with the Securities and Exchange Commission on November 6, 2012 and amended by Amendment No. 1 on Form 8-K/A filed with the Securities and Exchange Commission on March 27, 2013.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

October 25, 2013